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                                                                     EXHIBIT 3.7

                               State of Delaware                          PAGE 1

                            Office of the Secretary

                            -----------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "SCHEIN PHARMACEUTICAL PA, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1993, AT 2:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESIAD CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]




                     [SEAL OF SECRETARY'S  /s/ Edward J. Freel
                      OFFICE APPEARS HERE] ------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:   8810038

                                                     DATE:   12-12-97

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                               State of Delaware

                       Office of the Secretary of State  PAGE 1

                        ------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SCHEIN PHARMACEUTICAL PA, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1993, AT 2:30 O'CLOCK P.M.





                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]




                     [SEAL OF SECRETARY'S  /s/ Edward J. Freel
                      OFFICE APPEARS HERE] ------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:   8810038

                                                     DATE:   12-31-97
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------------------------------
      STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 02:30 PM 12/28/1993
      753362047 - 2365667

                         CERTIFICATE OF INCORPORATION

                                      OF

                        SCHEIN PHARMACEUTICAL PA, INC.


        The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

        FIRST:    The name of the corporation is

                    Schein Pharmaceutical PA, Inc.

        SECOND:   The registered office of the corporation is to be located at
32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:   The corporation shall have the authority to issue one thousand
(1,000) shares of common stock, with one cent ($0.01) par value.

        FIFTH:    The name and mailing address of the incorporator are as
follows:

               Kenna M. Hudson
               Proskauer Rose Goetz & Mendelsohn
               1585 Broadway
               New York, NY 10036

        SIXTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        SEVENTH: To the fullest extent that elimination or limitation of the liability of directors is permitted by law, as the same is now or may hereafter be in effect, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

        EIGHTH:   The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

        NINTH:    Unless, and except to the extent that, the by-laws of the
corporation shall so require, the election of directors of the corporation need not be by written ballot.

        TENTH:    The corporation hereby confers the power to adopt, amend or repeal bylaws of the corporation upon the directors.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27 day of December, 1993.

                                             /s/ Kenna M. Hudson
                                             -------------------------------
                                             Kenna M. Hudson
                                             Sole Incorporator